Exhibit 10.3

                              VERBAL LOAN AGREEMENT

Dr. Myers, the president of Unseen Solar, Inc. (the "Company") has made a verbal agreement to loan the Company the necessary funds to complete the current registration process. The loans will be for a period of two years at no interest.

It should be noted that as President, sole director and majority shareholder, Dr. Myers may extinguish further obligations by withdrawing the registration statement at any time.